EXHIBIT (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our reports dated March 5, 2012, with respect to the consolidated financial statements of The Gorman-Rupp Company, and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company, included in the 2011 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement and in the related Prospectus (Form S-8 No. 333-85982) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-105682) pertaining to the 401(k) Plan of The Gorman-Rupp Company, and in the Registration Statement and in the related Prospectus (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors’ Compensation Plan of The Gorman-Rupp Company of our reports dated March 5, 2012, with respect to the consolidated financial statements of The Gorman-Rupp Company, and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

March 5, 2012

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